UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2017

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On August 15, 2017, FibroGen, Inc. (the “Registrant”) entered into an underwriting agreement with Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Leerink Partners LLC (collectively, the “Underwriters”), relating to the issuance and sale of 8,000,000 shares of the Registrant’s common stock (the “Offering”) at a price to the public of $40.75 per share. The gross proceeds to the Registrant from the Offering are expected to be $326 million before deducting the underwriting discounts and commissions and offering expenses payable by the Registrant. The offering is scheduled to close on or about August 21, 2017, subject to customary closing conditions. In addition, under the terms of the underwriting agreement, the Registrant has granted the Underwriters an option, exercisable for 30 days from the date of the underwriting agreement, to purchase up to an additional 1,200,000 shares of the Registrant’s common stock.

The underwriting agreement contains customary representations, warranties, covenants and agreements by the Registrant, indemnification obligations of the Registrant and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the underwriting agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the underwriting agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering is being made by means of a written prospectus supplement and accompanying prospectus forming part of a shelf registration statement on Form S-3 (Registration Statement No. 333-216368), previously filed with the Securities and Exchange Commission.

The underwriting agreement is attached as Exhibit 1.1 hereto, and the description of the terms of the underwriting agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

On August 15, 2017, the Registrant issued a press release announcing the pricing of the Offering. A copy of this press release is attached as Exhibit 99.1 hereto.

Neither the disclosures on this Current Report on Form 8-K nor the attached press release shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and among Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Leerink Partners LLC and the Registrant, dated August 15, 2017.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release titled “FibroGen, Inc. Announces Pricing of Follow-on Offering of Common Stock,” dated August 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroGen, Inc.

By:	/s/ Pat Cotroneo
Pat Cotroneo
Chief Financial Officer

Date: August 15, 2017